Exhibit 32(a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of CommerceFirst Bancorp, Inc. for the three months ended March 31, 2012, I, Richard J. Morgan, President and Chief Executive Officer of CommerceFirst Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-Q for the three months ended March 31, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the three months ended March 31, 2012, fairly presents, in all material respects, the financial condition and results of operations of CommerceFirst Bancorp, Inc.

/s/ Richard J. Morgan

Richard J. Morgan

President and Chief Executive Officer

Date: May 1, 2012